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                                                               EXHIBIT 10.43


                     AMENDMENT OF ACC/ISI LICENSE AGREEMENT




         This Agreement is made and effective this 27th day of April, 1995, by and between Amarillo Cell Culture Company, Incorporated, a Texas corporation with its principal place of business at 800 West 9th Avenue, Amarillo, Texas 79101 (hereinafter "ACC") and Interferon Sciences, Inc., with its principal place of business at 783 Jersey Avenue, New Brunswick, New Jersey 08901 (hereinafter "ISI") (ACC and ISI are hereinafter collectively referred to as the "Parties").

         Whereas ACC and ISI entered into a license agreement effective October 20, 1989, in which ACC granted a limited exclusive license to ISI, with right to sublicense, to use the Licensed Patents, to make, use and sell the Licensed Products in the Territory ("the ACC/ISI License Agreement").

         ACC has instituted proceedings against Fernz Corporation Limited and other companies (collectively referred to as "Fernz") in proceedings before the High Court of New Zealand Auckland Registry being C.L. No. 52-93, alleging that Fernz has infringed New Zealand Patent No. 222457, and Fernz has counterclaimed alleging, inter alia, that the New Zealand Patent is not valid.

         ISI is named as a counterclaim defendant in the New Zealand proceedings.

         Pharma Pacific Management Pty. Ltd. ("PPM"), a subsidiary of Fernz Corporation Limited, has instituted opposition proceedings in Australia opposing the grant of Australian Patent Application No 625431 (12227/88) in the name of Texas A & M University System.
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         PPM has instituted opposition proceedings in Europe opposing grant of
European Patent No. 0341258.

         The patents and patent applications contested by Fernz and PPM are among the Licensed Patents in the ACC/ISI License Agreement.

         ACC alleges that ISI is in breach of certain material obligations under the ACC/ISI License Agreement.

         ISI has not yet sublicensed any rights under the ACC/ISI License Agreement.

         ISI, ACC and PPM have indicated willingness to settle the pending litigation and opposition matters by grant of a sublicense to PPM and purchase of shares of stock in ISI by ACC and PPM.

         ACC desires that ISI grant back to ACC the right to sublicense Licensed Patents under the ACC/ISI Agreement so that ACC can enter the Sublicense Agreement, attached as Exhibit A, with PPM in settlement of the pending litigation and patent opposition matters.

         ACC, ISI and PPM have indicated willingness to execute the Settlement Agreement attached as Exhibit B.

         NOW, THEREFORE, in consideration of the premises and other valuable consideration, ACC and ISI agree as follows:

1. ISI and ACC agree to execute the Settlement Agreement with PPM attached as Exhibit B.

2. ACC shall purchase shares of stock in ISI to the value of Six Hundred Twenty Five Thousand Dollars ($625,000.00) within two (2) business days of receipt by ACC of collected funds





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from payment by PPM under Paragraph 3 of the Sublicense Agreement.  The per share stock price shall be Two Dollars ($2.00) per share.

         The issue and sale of the ISI Common Stock to ACC has not been and will not be registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the applicability of Section 4(2) of the Act to the transaction contemplated hereby. In furtherance of such reliance, certificates representing the ISI Common Stock will bear a restrictive legend to the effect that the ISI Common Stock may not be sold without registration under the Act, absent an available exemption from the registration provisions of the Act, and appropriate "stop transfer" instructions will be issued to the transfer agent for ISI Common Stock. ACC acknowledges that it has had access to such knowledge about ISI as is customarily found in a registration statement filed under the Act, agrees that it is acquiring the ISI Common Stock for investment and not with a view to distribution, and acknowledges that ISI has no obligation to register the ISI Common Stock under the Act. In addition, ACC agrees that for a period of two years from the date hereof, it will not sell, pledge, hypothecate or otherwise transfer the ISI Common Stock, without the express prior written consent of ISI.

3. ISI hereby grants back to ACC ISI's right to grant sublicenses under the license granted in Section 2.2 of the ACC/ISI License Agreement provided that ISI shall retain the right to grant sublicenses under the ACC/ISI agreement for use of ISI Interferon under Licensed Patents, and ISI acknowledges that such grant back effectively converts its co-exclusive license under Licensed Patents and under ACC Technical Information to a non-exclusive license.





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4.       ACC shall pay ISI one-half (1/2) of all royalties in excess of ACC's royalty obligations to ACC's licensor, Texas A&M University System (TAMUS), received by ACC from PPM under Paragraph 4 of the PPM/ACC Sub-license Agreement. After deduction of its obligations to TAMUS, ACC shall also pay ISI one-half (1/2) all royalties, option fees, license fees or other payments received by ACC from any other sublicensee of Licensed Patents except specific research or patent expense reimbursements, and except payments received for sale of its stock at the fair market value thereof.

5. ACC contends that ISI has breached its obligation under Section 3.6 of the ACC/ISI License Agreement to expend at least One Hundred Thousand Dollars ($100,000.00) over the three-year period commencing on the date of that Agreement for the use of non-human interferons for human indications. ACC hereby forgives and releases ISI for any claim ACC has against ISI based on that alleged breach of contract.

6. ISI hereby grants back to ACC all rights held by ISI under the ACC/ISI License Agreement pertinent to use of non-human interferons in humans, thus discharging ISI from additional payments with respect to such indications under Paragraph 3.7 of the ACC/ISI License Agreement.

7. ACC hereby releases ISI from its obligation under Paragraph 3.7 of the ACC/ISI Agreement to expend a minimum of Fifty Thousand Dollars ($50,000) per year toward development of Licensed Products related to the use of human interferon in humans.





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8.       Sections 1.8, and 1.9 of the ACC/ISI License Agreement shall be revised as follows:

         1.8 "Licensed Patent(s)" means those United States Patents and patent applications listed in Exhibit "A" hereof, and any continuations, continuations-in-part, divisions, reissues or extensions thereof, and each foreign counterpart of each United States Patent and patent application listed in Exhibit "A" and any extensions thereof.

         1.9 Licensed Product(s) means dose formulations or compositions containing ISI Interferon and designated, detailed, or labeled for oral use in human species, and which are within the scope of a claim of a Licensed Patent in the country where such products are manufactured or sold.

9. Paragraphs 6.1-6.5 under Article VI, Enforcement of Licensed Patents, shall be deleted in their entirety and replaced with the following:

                 6.1 Each of the parties to this Agreement shall immediately give notice in writing to the other parties of any infringement or threatened infringement of any of the Licensed Patents which at any time comes to its knowledge.

                 6.2 Where an infringement of any Licensed Patent occurs by a third party in a country where ISI or an Affiliated Company or agent is selling Licensed Products for use in that country then ACC and ISI agree to meet and negotiate to define the most practical business and economically feasible





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                          strategy for action to address the matter.  Facts
                          pertinent to such discussions shall include, but are not limited to, whether or not the third party infringing product is regulation compliant, and the extent of negative impact sales of such product has had or reasonably will have on the market for the Licensed Product in the country.

                 6.3 ACC or ACC's licensor shall have the option, at their own expense, to institute proceedings for infringement. If the alleged infringing product is not regulation compliant, ACC shall take reasonable steps to stop such regulation noncompliant activity by request or petition to the relevant policing regulatory agency. If the infringing product is being sold by a third party in compliance with applicable drug regulations, ISI can request that ACC bring an infringement action against that third party at the equally shared cost of ISI and ACC. If ACC institutes such infringement action, royalties payable by ISI in the country of infringement shall be paid into an interest bearing escrow account in the joint names of ACC and ISI, established by ACC and approved by ISI, until such time as the matter is resolved or a court of appropriate authority finally determines the validity or otherwise of the Licensed Patent being asserted in the infringement action. If the Licensed Patent is held invalid and the court's decision is not or cannot be appealed and if the Licensed Patent is the only basis for identifying ISI's product as a Licensed Product, the royalties





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                          paid into escrow shall be refunded to ISI with
                          accrued interest; otherwise the royalties paid into escrow shall be paid to ACC with accrued interest. ISI and ACC shall be entitled to recover their share of the costs from any damages awarded in such action, and any settlement shall be with the consent of ISI which shall not be unreasonably withheld. If ACC does not institute such action within ninety (90) days of ISI's written request, ISI's obligation to pay royalties on sales of Licensed Products in the country of infringement shall be suspended for the duration of the infringing activity.

                 6.4 In the event that proceedings are instituted by any third party against ISI for infringement of any of the Licensed Patents, then ACC shall indemnify ISI in respect of all costs, claims, demands, proceedings or liabilities (including all legal fees) made or incurred by ISI as a consequence of defending such infringement proceedings.

10.      Paragraph 11.2, Arbitration, shall be amended to read as follows:

                 11.2     Dispute Resolution/Arbitration

                          The parties hereto desire to avoid and settle without
                 litigation any future disputes which may arise between them relative to this Agreement. Accordingly, the parties agree to engage in good faith negotiations to resolve any such dispute. In the event they are unable to resolve any such dispute by negotiation, such dispute shall be resolved as follows:





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                          Any dispute between ACC and ISI regarding whether or
                 not an ISI product is a Licensed Product, thus requiring that ISI's sales of same are subject to payment of royalties under Paragraph 3.1, shall be resolved by decision of an Independent Patent Attorney ("IPA") satisfactory to both ISI and ACC at their joint cost and expense. The IPA shall be selected from patent attorneys in the country where ACC contends that a product sold by ISI is a Licensed Product(s) under the terms of this agreement. The IPA shall provide a reasoned decision based on brief/exhibits by ACC, response brief/exhibits by ISI and reply/exhibits (if any) by ACC. ACC and ISI agree to accept the decision of the IPA. If the IPA finds that the product in dispute is a Licensed Product, ISI will pay ACC all royalties due on sales of the Licensed Product with the next account and payment to ACC under Article IV.

                          Any other dispute shall be submitted to arbitration
                 as follows: If arbitration is initiated by ISI, it shall be held in the State of Texas, U.S.A. in compliance with the commercial Arbitration Rules of the American Arbitration Association. If arbitration is initiated by ACC it shall be held in New York, New York, in compliance with the commercial Arbitration Rules of the American Arbitration Association. The arbitration award shall be final and binding upon the parties hereto and may be filed with and enforced by any competent court having competent jurisdiction to enforce said award.





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11.      Article VIII Warranty of the ACC/ISI License Agreement shall be amended to include new Paragraph 8.4 as follows:

         8.4 The Licensed Patents are believed to be valid. For the purposes of this Agreement, a Licensed Patent, when granted, shall be presumed valid unless held invalid by a court of competent jurisdiction.


12. Exhibit "A" to the ACC/ISI License Agreement shall be amended to add the following:

                 "Method for Prevention of Parasitic Infection" as described and claimed in U.S. Patent No. 5,215,741, issued June 1, 1993.

13. All other terms of the ACC/ISI License Agreement, to the extent that they are not inconsistent with the amendments recited herein, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate by their duly authorized representatives as of the date first above written.


ACC:                                                   ISI:
AMARILLO CELL CULTURE                          INTERFERON SCIENCES, INC.
COMPANY, INCORPORATED



/s/  Joseph M. Cummins                         /s/  Larry Gordon
- --------------------------------------------------------------------------------
By:  Joseph M. Cummins, President              By:  Larry Gordon, Vice President
                                                    & General Counsel





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